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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, DC  20549

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                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):           February 24, 1998


                                     T.J.T., Inc.
                (Exact Name of Registrant as Specified in its Charter)


        WASHINGTON
(State or Other Jurisdiction          33-98404               82-0333246
    of Incorporation or            (Commission File        (I.R.S. Employer
      Organization)                    Number)           Identification Number)


                                 843 NORTH WASHINGTON
                                 POST OFFICE BOX 278
                                 EMMETT, IDAHO  83617
               (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:    (208) 365-5321

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ITEM 5.   OTHER EVENTS

Effective February 24, 1998, T.J.T., Inc. elected Scott M. Hayes to the Board of Directors. Hayes is currently a self-employed private investor and consultant. He previously served as the Executive Vice President and Chief Financial Officer of U.S. Bancorp (formerly, West One Bancorp) from 1987 to 1996.

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Ulysses B. Mori, was elected to the Board of Directors.  Mori joined T.J.T.,
Inc. as the Senior Vice President and Manager of the Leg-it Division of T.J.T., Inc., following T.J.T., Inc.'s acquisition of Leg-it Tire Company, Inc. Mori had previously served as the President of Leg-it Tire Company, Inc. since 1980.

B. Kelly Bradley was also elected to the Board of Directors. Bradley joined T.J.T., Inc. as the Manager of the Centralia facility of T.J.T., Inc.'s Western Division in November 1996. Bradley had been the Manager of Bradley Enterprises, Inc. since 1989.

Douglas A. Strunk and Arthur J. Berry were also re-elected to the Board of Directors.

On November 18, 1997, T.J.T., Inc.'s Board of Directors adopted the 1997 Directors Stock Option Plan and Arthur J. Berry and Scott M. Hayes were each granted the option to purchase 5,000 shares of common stock, subject to shareholder approval.

On February 24, 1998, the stockholders approved the 1997 Directors Stock Option Plan, which authorizes 50,000 shares of common stock to be issued to non-employee persons serving on the Board of Directors. Berry and Hayes were each granted 5,000 shares from the 1997 Director Stock Option Plan.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          1997 Directors Stock Option Plan


                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated as of March 16, 1998

                                   T.J.T., Inc.


                                   By
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                                        Terrence J. Sheldon
                                        President and Chief Executive Officer